UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-3636023

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

205 Newbury Street, Suite 101
Framingham, MA	01701

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: Not Applicable.
Securities registered pursuant to Section 12(g) of the Act: None
(Title of class)

ITEM 1. Description of the Registrant’s Securities to be Registered
The description of the common stock, $0.001 par value per share, of HeartWare International, Inc. (the “Registrant”) registered hereby is incorporated by reference from the “Description of Registrant’s Common Stock” section of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2008.
ITEM 2. Exhibits
Not applicable.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HEARTWARE INTERNATIONAL, INC.
Date: February 19, 2009	By:	/s/ David McIntyre
		Name:	David McIntyre
		Title:	Chief Financial Officer and Chief Operating Officer